Exhibit 99.1

The estimated expenses incurred by Duke Realty Limited Partnership in connection with its issuance and distribution of the 5.5% Senior Notes Due 2016 (the “Notes”) are set forth in the following table:

SEC Registration Fee*	$13,586
Rating Agencies’ Fees	$160,000
Printing and Engraving Costs	$15,000
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$25,000
Blue Sky Fees and Expenses	$500
Trustee Fees	$5,000
Miscellaneous	$30,914
Total	$300,000

* On November 15, 2004, Duke Realty Corporation (the “Company”) and Duke Realty Limited Partnership (the “Operating Partnership”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement (the “Registration Statement”) on Form S-3 for the registration of $1,050,000,000 of various securities, including (i) up to $300,000,000 of common stock, preferred stock and depositary shares of Duke Realty Corporation, and (ii) up to $750,000,000 of debt securities of Duke Realty Limited Partnership.  In connection with the filing of such Registration Statement, the Company paid a total filing fee (including the application of funds previously paid to the Commission in connection with unissued securities under previously filed registration statement) of $117,207, $35,692 of which is attributable to securities of Duke Realty Corporation, and $81,515 of which is attributable to securities of Duke Realty Limited Partnership.  Because the Notes were issued pursuant to the Registration Statement, the amount set forth represents the amount of the total registration fee properly allocable to the registration of the Notes.